Exhibit 5.1


                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                               November 15, 2000


Chiles Offshore Inc.
11200 Richmond Avenue, Suite 490
Houston, Texas  77082

                     Re:  Registration Statement on Form S-8
                          ----------------------------------

Gentlemen:

                     We have acted as counsel to Chiles Offshore Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,009,536 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable in connection with Benefits (as defined in the Plan) granted or to be granted pursuant to the Company's 2000 Stock Option Plan, as amended by Amendment No. 1 thereto dated November 13, 2000 (the "Plan").

                     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the terms of the Plan have been duly authorized and, when



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Chiles Offshore Inc.
November 15, 2000
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issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP